Exhibit 10.17

YOGAWORKS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Non-employee members of the board of directors (the “Board”) of YogaWorks, Inc. a Delaware corporation (the “Company”) shall be eligible to receive equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”), which was adopted by the Board on July 16, 2017, and shall become effective on the day prior to the Public Trading Date (as defined in the Plan (as defined below) (the “Effective Date”).

1.    Equity Compensation. Members of the Board who are not employees of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) shall be eligible to receive grants of restricted stock units (“RSUs”) covering shares of the Company’s common stock (the “Common Stock”) in consideration of their service on the Board, as described in this Section 1. The RSU awards described in this Section 1 (the “Awards”) shall be granted under, and shall be subject in all respects to the terms and provisions of, the Company’s 2017 Incentive Award Plan, as amended from time to time, or any other then-applicable Company equity incentive plan or any stand-alone equity award agreement (in any case, the “Plan”) and shall be evidenced by the execution and delivery of award agreements in substantially the form(s) approved by the Board from time to time.

(a)    Annual Awards. Subject to the terms contained in Section 1(e) below, at each annual meeting of the Company’s stockholders after the Effective Date (each, an “Annual Meeting”), the Company shall grant to each Non-Employee Director as of the date of such Annual Meeting who will continue to serve as a Non-Employee Director immediately following such Annual Meeting (whether due to initial election, reelection or continuing term) an award of RSUs (any such award, an “Annual Award”) with a Fair Market Value (as defined in the Plan) as of the grant date equal to $100,000 or, in the case of the Non-Employee Director who will serve as the Chair of the Audit Committee of the Board immediately following such Annual Meeting, $120,000, each rounded down to the nearest whole RSU (the applicable dollar value, the “Annual Award Value”).

(b)    Pro-Rated Awards. Subject to the terms contained in Section 1(e) below, the Company shall grant to any Non-Employee Director who is initially elected or appointed to the Board after the Effective Date and between Annual Meetings (rather than at an Annual Meeting), on the date of such initial election or appointment, a pro-rated Annual Award determined by multiplying the applicable Annual Award Value by a fraction, the numerator of which equals 365 minus the number of days since the prior Annual Meeting and the denominator of which equals 365.

(c)    IPO Awards. Subject to the terms contained in Section 1(e) below, the Company shall grant to each Non-Employee Director who is serving on the Board as of the Effective Date, an initial, one-time award of RSUs (an “IPO Award” and, together with the Annual Awards, the “Director Awards”) with a Fair Market Value equal to the applicable Non-Employee Director’s Annual Award Value, rounded down to the nearest whole RSU.

(d)    Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company will not be eligible to receive any compensation for Board service under this Program.

(e)    Vesting Terms. Each Director Award shall vest in full on the first (1st) anniversary of the date of grant (or, if earlier, upon the Annual Meeting next-following the applicable grant date), subject to the Non-Employee Director continuing to serve on the Board through the applicable vesting date.

2.    Reimbursements. The Company shall reimburse each Non-Employee Director for all reasonable, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company, subject to such Non-Employee Director’s timely substantiation of such expenses, in each case, in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

3.    Amendment; Termination. This Program shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time, without advance notice, in its sole discretion. The terms and conditions of this Program shall supersede any prior equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors.

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